UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 11, 2017 (December 6, 2017)

JOHNSON CONTROLS INTERNATIONAL PLC
__________________________________________
(Exact name of registrant as specified in its charter)

Ireland	001-13836	98-0390500
(State or Other Jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

One Albert Quay
Cork, Ireland
(Address of Principal Executive Offices)

Registrant's Telephone Number, including Area Code: 353-21-423-5000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Retirement of David P. Abney as a Director
On December 6, 2017, David P. Abney notified the Board of Directors of Johnson Controls International plc (the "Company") that he will not stand for re-election as a Director of the Company at the end of his current term and will retire from the Company’s Board of Directors effective as of the conclusion of the Company’s 2018 Annual Meeting of Stockholders. Mr. Abney’s decision not to stand for re-election was not due to any disagreements with the Company on any matter relating to the Company’s operations, policies, or practices.
Appointment of John D. Young as a Director
On December 7, 2017, the Board of Directors of the Company appointed John D. Young to serve as a member of the Company’s Board of Directors with a term expiring at the conclusion of the next annual general meeting of the Company, where he is expected to stand for re-election. Mr. Young was also appointed to serve on the Audit Committee of the Board.
Mr. Young will receive compensation pursuant to the Company’s standard arrangements for directors as described in its Proxy Statement for the 2017 Annual General Meeting of Shareholders. In connection with his election, on December 6, 2017, Mr. Young received a restricted stock unit (“RSU”) award with a grant date fair value of approximately $38,750 representing the pro-rata value of a full year non-employee director award of $155,000. This RSU award will vest one day immediately prior to the 2018 Annual General Meeting of Shareholders.
Each of the Company and its wholly owned subsidiary, Tyco Fire & Security (US) Management, Inc. (“Tyco F&S”), have entered into Indemnification Agreements with Mr. Young in the same form as they have used with other directors of the Company. The form indemnification agreements provide that, to the fullest extent permitted by law, the Company and/or Tyco F&S will indemnify each director against expenses (including attorneys’ fees, judgments, fines and amounts paid in settlement) actually and reasonably incurred by the director in connection with any claim against the director as a result of the director’s service as a member of the Board. The summaries of the material terms of the form indemnification agreements set forth above are qualified in their entirety by reference to the full text of the applicable agreements. (See Exhibits 10.11 and 10.12, respectively, to the Company’s Current Report on Form 8-K filed on September 6, 2016, which are incorporated herein by reference.)
There are no related party transactions involving Mr. Young that would require disclosure pursuant to S-K Item 404(a). There are no arrangements or understandings between Mr. Young and any other persons pursuant to which he was selected as a director of the Company.
A copy of the press release issued by the Company on December 11, 2017 with respect to the above changes to the Company’s Board of Directors is included as Exhibit 99.1 to this Report and is incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits

Exhibit 99.1    Press Release, dated December 11, 2017

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JOHNSON CONTROLS INTERNATIONAL PLC

Date: December 11, 2017	By:	/s/ Matthew R.A. Heiman
	Name:	Matthew R.A. Heiman
	Title:	Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, dated December 11, 2017